EXHIBIT 10.3

Vessel Name: “BIG EASY” Hull Number: Official Number: USCG 998517 Amount: $2,975,000.00

PREFERRED MORTGAGE
THIS PREFERRED SHIP MORTGAGE (the "Mortgage"), made this 10th day of JUNE 2010 by and between,
ROTATE BLACK, INC
932 Spring Street Suite 201
Petoskey, Michigan 49770
hereinafter designated as Mortgagors, and
Cruise Holdings II, LLC
c/o Bilzin Sumberg Baena Price & Axelrod, LLP
200 South Biscayne Blvd. Suite 2500
Miami, Florida 33131
hereinafter designated as Mortgagee.
WITNESSETH:
WHEREAS, Mortgagors are the sole owner(s) of the vessel known as: “BIG EASY” Official No. USCG Documentation 998517  Hull No. n/a which vessel is more fully described in its official document, a copy of which is on file in the office of the U.S. Coast Guard; and WHEREAS, Mortgagors are justly indebted to Mortgagee in the sum of  Two Million Nine Hundred Seventy Five Thousand And 00/100 ($2,975,000.00) Dollars.
NOW, THEREFORE, in consideration of the premises and the payment of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, and for the purpose of securing the payment of said indebtedness, together with interest thereon, and any advancements hereafter made and the performance of all the covenants herein contained, Mortgagors have granted, bargained, sold, conveyed, transferred, assigned and set over and by these presents do grant, bargain, sell, convey, transfer, assign and set over unto Mortgagee the whole of said vessel, together with her engines, motors, machinery, masts, boats, dories, anchors, cables, rigging, tackle, apparel, furniture, nets, diving equipment and fishing gear, and all other appurtenances thereunto belonging, and any and all additions, improvements and replacements hereafter made in or to the same or any part thereof.
TO HAVE AND TO HOLD, all the said mortgaged property unto the mortgage, it’s successors and assign, forever;
PROVIDED, HOWEVER and these presents are made upon the express conditions that if Mortgagors shall pay or cause to be paid to Mortgagee the said aforementioned principal sum, together with interest thereon, in accordance with the terms and conditions of that certain promissory note of even date herewith (the "Note"), and shall pay any and all advances hereafter made by the mortgage, and shall keep, perform and observe all and singular the covenants and promises in attached note and in this Mortgage to be kept, performed and observed by Mortgagors, then this Mortgage and the estate hereby granted shall cease, determine and be void, otherwise to remain in full force and effect.  Mortgagors hereby agree to pay the principal sum of the Note, together with interest thereon and advances hereafter made, and to perform, fulfill and observe all and singular the covenants, agreements and conditions in this Mortgage and in attached note contained.
Mortgagors hereby covenants and agree with Mortgagee as follows, to wit:

ARTICLE I
Mortgagors lawfully own and lawfully possess the mortgaged property and covenants and promises to warrant and defend the title and possession thereto and every part thereof for the benefit of Mortgagee against the claims and demands of all person’s whomsoever; and further warrant that there are no liens, mortgages or other encumbrances on said vessel, except in favor of Cruise Holdings II, LLC
ARTICLE II
Mortgagors at their own cost and expense shall keep said vessel insured at its full insurable value, but in no event for less than Five Million Dollars ($5,000,000.00).  Said insurance shall be placed with responsible underwriters satisfactory to Mortgagee and on such policy forms as Mortgagee may approve.  Said policies shall be delivered to and held by Mortgagee.

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Losses under said policies shall be payable to Mortgagee for distribution to Mortgagors and Mortgagee as their respective interests may appear.  In the event of partial loss, if Mortgagors be not in default hereunder, Mortgagee shall consent that the underwriters pay directly for repairs, salvage or other charges or reimburse Mortgagors therefore.  In the event of total loss, the proceeds from such insurance shall first be applied to the payment of the indebtedness secured hereby and the remaining balance shall be paid to Mortgagors.

ARTICLE III
Mortgagors shall also at their own cost and expense keep said vessel fully covered by protection and indemnity insurance in a company or companies to be approved by Mortgagee and on such policy forms as shall be satisfactory to Mortgagee.  Also, should Mortgagee so request, in the event of war or national emergency, Mortgagors at their own cost and expense shall keep the vessel fully covered by war risk insurance.

ARTICLE IV
Should Mortgagors fail to procure such insurance or maintain the same in full force and effect, then Mortgagee may do so at the cost and expense of Mortgagors and all sums so expended by Mortgagee shall be deemed secured hereby.

ARTICLE V
Mortgagors shall not do any act or voluntarily suffer or permit any act to be done whereby any insurance upon said vessel may be suspended, impaired or defeated, and shall not suffer or permit the vessel to engage in any voyage, or to carry any cargo not permitted under the policies of insurance then in force and effect.

ARTICLE VI
Mortgagors shall pay and discharge when due and payable from time to time, all taxes, assessments, fines, charges or penalties imposed upon said vessel, her engines, motors, masts, boats, dories, anchors, cables, rigging, tackle apparel, furniture, nets, diving equipment and fishing gear and all other appurtenances thereunto belonging, and any and all additions, improvements and replacements hereafter made in or to the same or any part thereof shall not permit or suffer said vessel to deal or traffic in any contraband goods or engage in any unlawful voyage or undertaking.

ARTICLE VII
Neither Mortgagors nor the Master of said vessel shall have any right, power or authority to create, incur or permit to be placed or imposed upon said vessel any liens whatsoever.  The Master shall carry a properly certified copy of this mortgage with the ship’s papers and shall exhibits the same to any person having business with said vessel which might give rise to any lien.

ARTICLE VIII
Mortgagor shall place and keep prominently posted in the pilothouse or Master’s cabin or said vessel a notice reading substantially as follows:

"This vessel is covered by a First Priority Preferred Ship Mortgage to

Cruise Holdings II, LLC
% Bilzin Sumberg Baena Price & Axelrod, LLP
200 South Biscayne Blvd. Suite 2500
Miami, Florida 33131

Under the terms of said Mortgage neither the Owners nor the Master has any right, power or authority to create, incur or permit to be imposed upon the vessel any liens whatsoever”.

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ARTICLE IX
If a libel shall be filed against said vessel or if said vessel shall be seized or taken into custody by virtue of any legal proceedings in any port, Mortgagors shall, within seven (7) days thereafter, cause said vessel to be released and discharged.  If Mortgagors shall fail to do so, Mortgagee may, (but shall not be obligated to), file such bond or undertaking as may be necessary to release said vessel and may defend such legal proceedings through counsel of its own selection, and any and all expenses incurred thereby, including premiums, attorney’s fee, cost and the amount of any judgment rendered in such proceedings against said vessel shall be deemed secured hereby and forthwith paid to Mortgagee by Mortgagors.
ARTICLE X
Mortgagors shall, at their own cost and expense, maintain and preserve said vessel in as good condition, working order and repair as the same now is, so far as may be practical, ordinary wear, tear and depreciation except, and shall afford Mortgagee or its authorized representatives, full and complete access to said vessel for the purpose of inspecting and verifying same.
ARTICLE XI
Mortgagors shall comply with and satisfy all the provisions of the Commercial Instruments and Maritime Liens Act (46 U.S.C. § 31301 et seq.) and all amendments thereto, and shall establish and maintain this Mortgage as a First Preferred Mortgage under said Act.
ARTICLE XII
In case of default, Mortgagee shall be entitled to exercise the right of entry and retaking of said vessel and her appurtenances and equipment without legal process, and with any and all other rights, privileges, and powers herein granted or conferred by law.
ARTICLE XIII
In the event of Mortgagor’s default in the prompt and punctual payment when due of the principal sum of the Note, or interest thereon, and in the event that such default shall continue for a period of seven (7) days, or if Mortgagors are adjudged bankrupt or a receiver of their property or business is appointed by a court of competent jurisdiction and not thereafter discharged within a period of seven (7) days from the date of such appointment, or if Mortgagors shall make a general assignment for the benefit of creditors, or it said vessel shall be libeled or levied upon or taken into custody by virtue of any legal proceedings and not released within seven (7) days after such libel or levy, then, and in any such event, the entire principal sum of the Note, together with interest thereon, shall, at the option of Mortgagee, become immediately due and payable without prior notice to Mortgagors.  If all sums then due and owing are not paid forthwith, Mortgagee may take possession of said vessel, her engines, motors, machinery, masts, boats, dories, anchors, cables, rigging, tackle, apparel, furniture, nets, diving equipment, and fishing gear and all other appurtenances thereunto belonging, and any and all additions, improvements and replacements hereafter made in or to the same or any part thereof, without process of law, wherever the same may be, and Mortgagors shall forthwith, upon demand, surrender possession of said vessel to Mortgagee, who may sell the same at either public or private sale at any time within sixty (60) days after such seizure and not less than ten (10) days after depositing in the mails a notice of such sale starting the time and place thereof, addressed to Mortgagors at the address hereinafter set forth.  Mortgagee shall have the right to bid and become the purchaser at such sale and the proceeds thereof shall be applied as follows, to-wit:
FIRST:  To the payment of the expenses and charges of said sale, including the expenses of retaking said vessel and any and all other expenses incurred by Mortgagee in the protection of its rights hereunto, including attorneys’ fees.
SECOND:  To the payment of the unpaid balance of the principal and interest due upon said Note and any unpaid advances hereafter made to Mortgagors.
THIRD:  Any Surplus thereafter remaining to be paid to Mortgagors.  In the event the proceeds of such sale shall be insufficient to fully pay all expenses and charges thereof and the principal and interest then remaining unpaid on said promissory note and subsequent advances, then Mortgagors shall forthwith pay Mortgagee the amount of such deficiency.  In the event Mortgagor does not pay such deficiency upon demand, then, in addition to whatever rights Mortgagee has, Mortgagee may file a suit for such deficiency as allowed by law.  Attorney’s fees and costs for such suit shall be paid by Mortgagors.

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ARTICLE XIV
In addition to the remedies hereinabove set forth, Mortgagee in the event of default may institute legal actions either at law, in equity or in admiralty to enforce the payment of said indebtedness or the performance of any obligation secured hereby, including without limiting the generality of the foregoing, the arrest of the vessel, her engines, motors, machinery, masts, boats, dories, anchors, cables, rigging, tackle, apparel, furniture, nets, diving equipment, and fishing gear and all other appurtenances thereunto belonging, and any an all additions, improvements and replacements hereafter made in or to the same or any part thereof.
ARTICLE XV
Nothing contained in this Mortgage shall be construed as a waiver of the preferred status of the Mortgage by Mortgagee.
ARTICLE XVI
No delay or omission of Mortgagee to exercise any right or power accruing upon any default shall be deemed a waiver of such default or acquiescence therein and every power and remedy hereby given to Mortgagee may be exercised from time to time and as often as may be deemed expedient.
ARTICLE XVII
All notices to Mortgagors may be made by registered or certified mail addressed to:
ROTATE BLACK, INC
John Paulsen Vice President
932 Spring Street Suite 201
Petoskey, Michigan 49770
All notices to Mortgagee may be made by registered or certified mail addressed to:

Cruise Holdings II, LLC
c/o Bilzin Sumberg Baena Price & Axelrod, LLP
200 South Biscayne Blvd. Suite 2500
Miami, Florida 33131
ARTICLE XVIII
Mortgagors shall afford Mortgagee or its authorized representatives full access to said vessel for the purpose of inspecting the same at all times.
ARTICLE XIX
All the covenants, stipulations and agreements in this Mortgage contained shall bind and inure to the benefit of Mortgagors and Mortgagee and their respective heirs, executors, administrators, successors and assigns.  WITNESS WHEREOF, each of the parties herein designated as “Mortgagors” has executed this Mortgage as of the day and year first above written

_______________________________________           _________________________________________
ROTATE BLACK, INC.
By:  John Paulsen, Vice President

ALL PURPOSE ACKNOWLEDGEMENT

STATE OF: ____________   COUNTY OF: _______________ On _______________ before me the undersigned notary personally appeared John Paulsen personally known to me-or-proved to me on the basis satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signatures on the instrument the person (s), or the entity upon behalf of which the person (s) acted, executed the instruments.

WITNESS MY HAND AND OFFICIAL SEAL          COMMISSION EXPIRES__________________
______________________________________
Signature of Notary                                                        CAPACITY CLAIMED BY SIGNER

(   )     Individual                        (   )     Subscribing Witness                 (   )   Partner                               SIGNER IS REPRESENTING:
                                                                                                                                                                   _Rotate Black, Inc._____
X     Corporation LLC               (   )     Guardian/Conservator               (   )   Attorney-In –Fact             Name of person (s) or entity           Officer(s)     _________  (   )     Other                                          (   )   Trustee (s)                         __________________________

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